Exhibit 99.1

Chairman's Letter to Cineverse Shareholders Details Amagi Partnership, Timeline For Updated B2B Technology Offerings.

November 8, 2023

LOS ANGELES, November 8, 2023 – Cineverse Corp. (“Cineverse” or the “Company”) (NASDAQ: CNVS), a global streaming technology and entertainment company with one of the world's largest portfolios of streaming channels and content libraries, today released the following statement by Chairman and CEO Chris McGurk.

To Our Valued Stakeholders,

Today marks a significant milestone in the journey of Cineverse as we announce a groundbreaking partnership with Amagi, the global SaaS leader in cloud-based linear playback technology for broadcast and connected TV. This collaboration is not just a business decision; it is a strategic move that addresses a critical need within the entertainment industry for a comprehensive platform in the rapidly evolving FAST and ad-supported streaming sectors.

Our longstanding alliance with Amagi—a SaaS unicorn valued at $1.5 billion with an esteemed roster of blue-chip investors—sends a clear message: Cineverse’s technology is ready for the prime-time spotlight. With Amagi, we will bring our advanced Matchpoint Suite and content services to an impressive array of over 700 brands that span the globe’s largest studios, production companies, platform operators, hardware manufacturers, and telecommunications companies.

Our relationship with Amagi has always been a strong one: we were their second North American customer in 2017, back when FAST services barely existed. We are proud to have been there from the beginning of this nascent industry and are excited about how both companies can strategically shape the industry together.

Gaining access to Amagi’s expansive global salesforce heralds a new era of market strategies. We are deep in planning our go-to-market strategy and anticipate implementing in time for CES and NAB, two key technology conferences scheduled for early next year. Our mutual efforts are focused on leveraging the unique synergies and complementary fit between the two companies’ technology portfolios, which will allow us to deliver unparalleled service and a complete end-to-end solution to both new and existing customers. This partnership reinforces the Company’s long-standing commitment to innovation and validates our ability to transform our cutting-edge technology advances into market-ready products that resonate with emerging industry needs.

We are fully confident in the revenue growth this partnership will generate for our business. As we integrate our technology portfolio and bring to market a unified solution, we anticipate technology revenues to increase rapidly, reaching up to low eight figures annually once we are fully operational and our solutions come to market.

In parallel with our collaboration with Amagi, we are also laser-focused on strengthening our own technology salesforce. This dual growth trajectory will complement the momentum we gain through this partnership. We have already seen the early fruits of these efforts through our recent Matchpoint announcements regarding brands like Entrepreneur, Nine Story (distributors of Barney & Garfield), Fubu, Meateater, and many more.

Our vision for Matchpoint extends far beyond today's announcement. Cineverse continues to innovate, expanding our engineering team in India and planning the launch of new products that promise to further disrupt and lead the market. We are on the cusp of making further announcements about our products, our team, and our growing list of prestigious customers in the coming weeks.

This partnership is a testament to our strategy, our team, and our technology. It is an exciting chapter in Cineverse’s story, and we are thrilled to have you with us on this journey. Together, we are redefining the future of entertainment and streaming.

Thank you for your continued support.

Warm regards,

###

For details on Amagi’s FAST technology suite, visit www.amagi.com, and for Cineverse’s Matchpoint platform, visit www.matchpoint.tv. This new offering will begin to roll out Q1 of this calendar year.

About Cineverse
Cineverse’s advanced, proprietary technology drives the distribution of over 70,000 premium films, series, and podcasts to more than 150 million unique viewers monthly. From providing a complete streaming solution to some of the world’s most recognizable brands, to super-serving their own network of fan channels, Cineverse is powering the future of Entertainment. For more information, please visit www.cineverse.com. (NASDAQ: CNVS)

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cineverse officials during presentations about Cineverse, along with Cineverse filings with the Securities and Exchange Commission, including Cineverse registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cineverse's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cineverse, its technology, economic and market factors, and the industries in which Cineverse does business, among other things. These statements are not guarantees of future performance, and Cineverse undertakes no specific obligation or intention to update these statements after the date of this release.

PRESS CONTACT:

For Media

The Lippin Group, cineverse@lippingroup.com

For Investors

Julie Milstead, investorrelations@cineverse.com